Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion and attached Articles of Incorporation are submitted to convert the following "Other Business Entity" into a Florida Profit Corporation in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is: NUTRAFUELS, LLC. - L10000035718

2. The "Other Business Entity" is a limited liability company first organized, formed or incorporated under the laws of Florida on April 1, 2010.

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated: Not Applicable.

4. The name of the Florida Profit Corporation as set forth in the attached Articles of Incorporation is: NutraFuels, Inc.

5. This Certificate of Conversion shall be effective upon filing with the Florida Secretary of State.

6. The Conversion is permitted by the applicable law(s) governing the "Other Business Entity," and the Conversion complies with such law(s) and the requirements of s.607.1115, F.S., in effecting the Conversion.

7. The "Other Business Entity" currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 DEC -3 PM 12:33

Signed this 30th day of November 2012.

Required Signature for Florida Profit Corporation:
Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature: 
Printed Name: Edgar Ward
Title: President

Required Signature(s) on behalf of Other Business Entity: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature: Signature: 
Printed Name: Edgar Ward
Title: Managing Member Of Nocturnus Vita, LLC, a Florida limited liability company who is the Managing Member of NUTRAFUELS, LLC

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 DEC -3 PM 12: 33